JOHN HENRICHS, CSB# 140205

STEPHANIE M. LEVY, CSB# 198764

HENRICHS LAW FIRM, P.C.

3250 Wilshire Blvd., Ste. 2000

Los Angeles, California 90010

Telephone:	(213)637-0500
Facsimile:	(213) 637-0503

Attorneys for Plaintiff AllDigital Holdings, Inc.

IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA

IN AND FOR THE COUNTY OF ORANGE - CENTRAL JUSTICE CENTER

ALLDIGITAL HOLDINGS, INC., a Nevada corporation	Case No.

COMPLAINT FOR:

Plaintiff,	(1) TRADE SECRET
v.	MISAPPROPRIATION
(2) BREACH OF CONFIDENTIAL
RELATIONSHIP
JOHN WALPUCK, an individual; DAVID	(3) BREACH OF CONTRACT
HEMINGWAY, an individual; KONSTANTIN	(4) INTENTIONAL INTERFERENCE
WILMS, an individual a DOES 1-50 inclusive	WITH PROSPECTIVE ECONOMIC
ADVANTAGE
Defendants.	(5) NEGLIGENT INTERFERENCE WITH
BUSINESS RELATIONSHIPS
(6) BREACH OF THE COVENANT OF
GOOD FAITH AND FAIR DEALING

UNLIMITED JURISDICTION

[Demand for Jury Trial]

Plaintiff ALLDIGITAL HOLDINGS, INC. hereby alleges as follows:

1 COMPLAINT

GENERAL ALLEGATIONS

1. Plaintiff AllDigital, Holdings Inc. (“AllDigital”), is and was, at all times pertinent herein, a Nevada Corporation registered in California with it principal place of business at 220 Technology Drive, Suite 100, Irvine, California, 92618.

2. AllDigital offers digital broadcasting solutions that enable the secure transport of digital media to multiple connected devices simultaneously. Its state-of-the-art app frameworks, data management and integration services can ingest, store, prepare, secure, convert and deliver video-on- demand assets and live media feeds to mobile, desktop and digital televisions. The majority of customers are content owners and enterprises that have a need to distribute their media assets and online services to a highly fragmented market of IP-enabled devices. AllDigital specialties include Digital Media to Device, Cloud-based Data Storage, Digital Broadcasting Solutions, Digital Services, Digital Media Transport, Security / Authentication of Digital Media, Origin Transport Platform, Social Marketing.

3. AllDigital is informed and believes and herein alleges that defendant, JOHN WALPUCK, is an individual residing in 318 Magnolia Drive, Laguna Beach, 92651 in the state of California. JOHN WALPUCK was employed by AllDigital from December 1, 2010 through November 14, 2013, as its Chief Financial Officer and Chief Operating Officer (“CFO/COO”).

4. AllDigital is informed and believes and herein alleges that defendant, DAVID HEMINGWAY, is an individual residing in 4866 Paseo de Vega, Irvine, 92603 in the state of California. DAVID HEMINGWAY was employed by AllDigital from October 27, 2010 through April 4, 2014, as its Vice President of Media Services.

5. AllDigital is informed and believes and herein alleges that defendant, KONSTANTIN WILMS, is an individual residing in 26321 Pacato Drive, Mission Viejo, 92691 in the state of California. KONSTANTIN WILMS was employed by AllDigital from July 11, 2011 through December 3, 2013, as its Chief Architect /Chief Technology Officer (“CTO”)

6. Venue is proper in this Court because the alleged conduct of the Defendants occurred in the City of Irvine, located in Orange County, California.

2 COMPLAINT

7. The true names and capacities of Defendant DOES 1 through 50 inclusive, are unknown to AllDigital, who therefore sues said Defendants by such fictitious names and that such names are fictitious. AllDigital is informed and believes, and thereon alleges, that each DOE Defendant is, in some manner, responsible for the events and happenings referred to and caused the damages to Plaintiff as herein alleged. When AllDigital ascertains the true names and capacities of the DOE Defendants, it will seek leave of this Court to amend its Complaint by setting forth the same.

8. At all times herein mentioned, each of the Defendants named in the caption of AllDigital’s Complaint, which is incorporated herein by this reference, was and is the agent, servant, representative and employee of each of the other Defendants and all of the acts and/or omissions alleged to have been done by said Defendants were done in the capacity of all and as agent for the other Defendants.

9. On or about November 14, 2013, John Walpuck resigned his position as CFO / COO of AllDigital.

10. Currently, Mr. Walpuck is the CFO / CTO of a competitor of AllDigital called Wireless Ronin Technologies, Inc. (“Ronin”). Wireless Ronin is a publicly traded company (OTCQB: RNIN) located in Minneapolis, MN. Ronin is currently attempting to merge operations with Broadcast International, Inc. (“Broadcast”) (OTCQB: BCST), which is also a competitor of AllDigital that previously tried but failed to merge with AllDigital in late 2013.

11. Shortly after Mr. Walpuck’s resignation, Defendant Konstantin Wilms resigned from his position as CTO of AllDigital. In his position as CTO, Mr. Wilms represented on Linkedln that he was responsible for the following:

Designed, architected and developed the backend, Application Program Interface (“API”) and service layers for AllDigital’s Cloud, a full service connected device media delivery platform of 40+ origin servers incorporating grid compute patterns, fully virtualized infrastructure, transcoding, streaming, content delivery network (“CDN”) optimization, edge caching, realtime statistics and related technologies. Building up a core reusable backend layer for deployment across multiple large-scale media delivery customers. Built and managed the development team from a staff of zero to over a dozen, defining and implementing development processes, product and project architectures. Built technology demos and proof of concept systems for product launches used by Adobe, Amazon CloudFront, Heineken and others.

3 COMPLAINT

12.  On or about April 4, 2014, David Hemingway tendered his resignation to AllDigital. At AllDigital, Mr. Hemingway represented on Linkedln was responsible for the following:

Client relationship lead and profit and loss responsibility for AllDigital’s largest clients; Directed overall day-to-day operational aspects of all nonrecurring development projects, including: client objectives, client communications, dependencies, scope, expectations, budget, profitability, resource planning and allocation, vendor management, functional requirements, technical workflows, support and user training; Worked with executive team to develop and implement new customer on-boarding processes and project life-cycle checkpoints for successful digital broadcasting workflow and app development for connected devices.

13.  On November 13, 2013, AllDigital provided written notice to Mr. Walpuck reminding him of his non-disclosure obligations to AllDigital.

14.  On December 3, 2013, AllDigital provided written notice to Mr. Wilms reminding him of his non-disclosure obligations to All Digital and advising him that it found evidence that intellectual property of AllDigital’s, had been removed by means of an electronic storage device and files had been destroyed. Mr. Wilms denied these allegations.

15. On May 12, 2014, AllDigital provided written notice to Mr. Hemingway reminding him of his non-disclosure obligations to AllDigital.

16. On May 6, 2014, AllDigital learned that Mr. Walpuck, Mr. Wilms and Mr. Hemingway had been recently providing “consulting services” to a potential acquirer and investor of AllDigital for approximately 3 months even though Mr. Hemingway was a paid employee of AllDigital’s at the time of the alleged consulting.

4 COMPLAINT

17. Mr. Hemingway refused to follow company policy and allow routine back up of the AllDigital owned laptop computer (“company computer”) that he was using. He purposefully blocked access to certain files. Mr. Wilms “scrubbed” his company computer by deleting files, not backing it up, destroying codes and commands to run and manage the system, such as the AD Cloud and custom work platforms unique to various customers and programmed it to erase the history of what had been done during any usage session when he logged off. Just prior to Mr. Hemingway leaving AllDigital, it was discovered that he had attempted to block the backup of a DropBox directory, and after his resignation it was found that he was using this directory to transmit AllDigital’s trade secrets. Mr. Hemingway also blocked files and related sub-directories that tracked system and application history. On numerous occasions, Mr. Wilms refused requests by AllDigital to back up his company computer. AllDigital also has evidence that Mr. Wilms had pro grammatically blocked AllDigital from making full and complete backups of the company computer that he used to develop proprietary application programming interfaces (“APIs”) and related software and services for both AllDigital and certain clients. In addition, AllDigital has evidence that Mr. Wilms programmatically caused the development machine under his use to systematically destroy critical AllDigital records including the means of his use, documentation and access to “AllDigital Cloud” which is AllDigital’s proprietary technology and competitive business advantage. AllDigital has evidence that Mr. Wilms created a hidden and secure data transport tunnel to an outside competitor where, AllDigital is informed and believes, highly proprietary and confidential information was sent during his employment at AllDigital.

18. As part of AllDigital’s investigation into Mr. Wilms’ theft and destruction of AllDigital records and intellectual property, a substantial amount of hidden records and files were discovered on Mr. Hemingway’s company computer that was used by Mr. Hemingway in his duties as VP of Media Services. Many of these records were mislabeled as having sports designations such as “49ers”, “Sochi Mojo” and other misnomers such as “recipe” when, in fact, they were business plans for a competitive enterprise branded as “StratosFive, Inc.” AllDigital is informed and believes and thereon alleges that StratosFive is an enterprise owned and/or controlled, at least in part, directly or indirectly by Mr. Walpuck, Mr. Wilms and/or Mr. Hemingway.

19. AllDigital is informed and believes and thereon alleges that a potential acquirer of Wireless Ronin (to the benefit of the Defendants) used electronic means to allow others to secretly transmit a confidential conversation between AllDigital’s CEO and Executive Vice President of Sales at a recent strategic meeting in Los Angeles.

5 COMPLAINT

FIRST CAUSE OF ACTION - TRADE SECRET MISAPPROPRIATION

(Against All Defendants and Does 1 - 30)

20. Plaintiff re-alleges and incorporates by reference herein paragraphs 1 to 19 contained herein above as though fully set forth and brought in this cause of action.

21. The Defendants acquired the trade secrets of AllDigital and they knew or have reason to know that the trade secrets were acquired by improper means and/or they disclosed or used the trade secrets of AllDigital without express or implied consent of AllDigital.

22. The Defendants used improper means to acquire knowledge of the trade secrets and/or at the time of disclosure or use, knew or had reason to know that their knowledge of the trade secrets were derived from or through a person who had utilized improper means to acquire them. The information was acquired under circumstances giving rise to a duty to maintain its secrecy or limit its use and/or derived from or through a person who owed a duty to AllDigital to maintain its secrecy or limit its use.

23. AllDigital has evidence that the Defendants have “shopped” AllDigital trade secrets to other potential investors, partners, potential clients and other parties in an attempt to raise capital and gain economic benefit at the expense of AllDigital.

24. AllDigital was able to override the obstacles to access placed on the company computer used by Mr. Hemingway and discovered a document believed to be authored by Mr. Walpuck and labeled as “Proprietary and Confidential” with a “Palmyra Advisors” logo on it. The Palmyra Advisors document (“Palmyra document”) contains highly confidential trade secrets of AllDigital in relation to services provided to AllDigital’s three largest clients. AllDigital is informed and believes and thereon alleges that Palmayra Advisors is an enterprise owned and/or controlled, at least in part, directly or indirectly by Mr. Walpuck.

25. The information contained in this document is so confidential that it is only shared with select top level executives at AllDigital and is not shared with AllDigital’s “rank and file” employees, and people outside the company were not supposed to have access to this information.

26. The reason the information on the Palmyra document is so confidential is because it contains a list of very specific services and management of related data sources provided by AllDigital to its largest customers. Each customer referenced has unique software, hardware and different applications supplied by various vendors that are of different configurations. Getting these various components to coordinate and communicate with each other is a very complex task because they commonly “speak different languages”. AllDigital supplies the “know how” to create and manage APIs and related software and services that can coordinate all of these variables into a cohesive unit. What AllDigital supplies is similar to a Rosetta Stone that allows all the components to interface with each other by finding and/or creating a common language between them. Because there are so many different variables, many of which conflict with each other, the failure to successfully manage all of the data sources and APIs can cause an unacceptably slow experience for users or the failure of the entire digital broadcasting solution. AllDigital Cloud’s APIs act as a programming language framework that manage the transport of data between multiple sources and destinations of information such as audio, video, data (such as show times or sports scores) and subscriber information. The ability to create a high-speed, API data management platform requires highly skillful knowledge across multiple programming and digital broadcasting knowledge bases and, as such, is rare and valuable within the industry. It took AllDigital years of research and experience to learn what variables can and cannot be made to work together and to develop systems that can help link the various variables together so that they will not conflict with each other or cause a system to crash. The list of services referenced in the Palmyra document is a highly confidential list of data sources managed by AllDigital and is basically a road map and menu of specific AllDigital solutions that was the result of years of experience and hundreds of thousands of dollars worth of employee hours of trial and error techniques to build custom digital broadcasting systems. So, if an AllDigital competitor obtains this list, it will have the ability to duplicate what AllDigital provides to its customers without having to invest hundreds of thousands of dollars spending months or years in development discovering, analyzing client data sources (“dependencies”), and writing and testing APIs and related software code, and it can use that savings to undercut AllDigital’s pricing and quickly migrate the client to a competitive platform.

27. In his position as CFO / COO, Mr. Walpuck had access to numerous trade secrets of AllDigital including mergers and acquisitions information, letters of intent, strategic plans, business models, detailed descriptions and knowledge of highly confidential and proprietary technologies developed and under development by AllDigital, as well as highly confidential and proprietary technologies and plans of AllDigital’s clients.

6 COMPLAINT

28. While employed by AllDigital, Mr. Hemingway had access to numerous trade secrets of AllDigital including strategic plans, business models, detailed descriptions and knowledge of highly confidential and proprietary technologies development and under development by AllDigital, as well as highly confidential and proprietary technologies and plans of AllDigital clients.

29. As CTO of AllDigital, Mr. Wilms had access to numerous trade secrets of AllDigital including strategic plans, business models, detailed descriptions and knowledge of highly confidential and proprietary technologies developed and under development by AllDigital, as well as highly confidential and proprietary technologies and plans of AllDigital clients.

30. Mr. Hemingway stored confidential AllDigital information on “DropBox” account (www.dropbox.com), a “cloud” based file storage and sharing system, where information was stored off site and accessed by others. This was not supposed to be done.

31. After Mr. Hemmingway left AllDigital, hidden in his company computer, AllDigital found significant, highly confidential and proprietary information. AllDigital is informed and believes and herein alleges that Mr. Hemmingway was collaborating with Mr. Walpuck and Mr. Wilms for months (going back, at least, to early February of 2014) prior to his resignation from AllDigital. The defendants were sharing documents, and attempted to hide this conduct by labeling some documents as “49rs,” “Sochi Mjo” and “recipe”, joking about them in emails, and using them for their own business purposes. These were highly confidential AllDigital documents including technology / proprietary workflows / specific client project details, budgets (including CMG profit and loss model), and legal documents (such as letters of intent for mergers / acquisitions).

32. Said acts of Defendants constitute trade secret misappropriation.

33. By reason of Defendants acts and/or omissions alleged herein, AllDigital has and will suffer damage to its business and the loss of sales and profits AllDigital would have made but for Defendants’ acts and/or omissions AllDigital has suffered significant and permanent damages to its business relationships with its key clients. AllDigital has and will suffer damages in minimum amounts of $2,500,000.00 in lost profits and $2,500,000.00 in reasonable royalties.

7 COMPLAINT

34. Defendants threaten to continue to do the acts complained of herein, and unless restrained and enjoined, will continue to do so, all to Plaintiffs irreparable damage. It would be difficult to ascertain the amount of compensation that could afford Plaintiff adequate relief for such continuing acts, and a multiplicity of judicial proceedings would be required. Plaintiffs remedy at law is not adequate to compensate it for injuries threatened. Plaintiff seeks an immediate injunction against the Defendants.

35. As a result of improper appropriation of AllDigital’s trade secrets, pursuant to Civil Code § 3426.3(c), AllDigital is entitled to exemplary damages against defendants, and each of them.

SECOND CAUSE OF ACTION - BREACH OF CONFIDENTIAL RELATIONSHIP

(Against Walpuck, Hemingway and Wilms)

36. AllDigital re-alleges and incorporates by reference herein paragraphs 1 - 19 as though fully set forth and brought in this cause of action.

37. That in or about the past six months, Defendants Walpuck, Hemingway and Wilms caused confidential information to be conveyed to unauthorized persons and entities.

38. Defendants Walpuck, Hemingway and Wilms have knowledge that the information was being disclosed to them in confidence.

39. That at all times herein, there was a mutual understanding between AllDigital and the Defendants Walpuck, Hemingway and Wilms that the information would be maintained in a confidential manner.

40. Said acts of Defendants Walpuck, Hemingway and Wilms constitute breaches of a confidential relationship between AllDigital and Defendants Walpuck, Hemingway and Wilms.

41. By reason of Defendants Walpuck, Hemingway and Wilms acts and omissions alleged herein, AllDigital has and will suffer damage to its business, reputation and goodwill and the loss of sales and profits AllDigital would have made but for Defendants Walpuck, Hemingway and Wilms acts and omissions all according to proof.

42. Defendants Walpuck, Hemingway and Wilms threaten to continue to do the acts complained of herein, and unless restrained and enjoined, will continue to do so, all to AllDigital’s irreparable damage. It would be difficult to ascertain the amount of compensation which could afford plaintiff adequate relief for such continuing acts, and a multiplicity of judicial proceedings would be required. AllDigital’s remedy at law is not adequate to compensate it for injuries threatened.

8 COMPLAINT

THIRD CAUSE OF ACTION - BREACH OF CONTRACT

(Against Walpuck, Hemingway and Wilms)

43. AllDigital re-alleges and incorporates by reference herein paragraphs 1-19 and 37-42 as though fully set forth and brought in this cause of action.

44. When Defendants Walpuck, Hemingway and Wilms were hired by AllDigital, they entered into written employment contracts, offer letter agreements, including written non-disclosure and/or confidentiality agreements and became subject to employee manuals, some of which contained non-disclosure of confidential information obligations owed by them to AllDigital. Thus, Defendants Walpuck, Hemingway and Wilms had contractual duties not to disclose AllDigital’s confidential information.

45. Mr. Walpuck and Mr. Wilms also had obligations in their agreements wherein they promised not to encourage AllDigital employees to leave the company. AllDigital is informed and believes that they both engaged in conduct and communications that did in fact cause some AllDigital employees to leave the company.

46. Mr. Walpuck represented in his resume when he applied for a job with AllDigital that he is a Certified Public Accountant (“CPA”). AllDigital is informed and believes that although Mr. Walpuck may have been a CPA at one time, he has been an inactive CPA since 1989. AllDigital is further informed and believes and thereon alleges that Mr. Walpuck is still continuing to represent to the public that he is a CPA without any qualification that his license has expired. Under generally accepted accounting principles, inactive CPAs are not supposed to hold themselves out as a CPA.

47. Separate and apart from the trade secret allegations, it was discovered that Mr. Hemingway had AllDigital merger and acquisition information on his company computer that he was not supposed to have. AllDigital is informed and believes and thereon alleges that Mr. Walpuck provided such information to Mr. Hemingway. AllDigital is informed and believes and thereon alleges that Mr. Hemingway and Mr. Walpuck have shared at least some of that information with others outside AllDigital including Broadcast International’s advisor for mergers and acquisitions (“M&A”).

9 COMPLAINT

48. Mr. Wilms also took data without AllDigital’s permission during his employment with AllDigital and secretly sent it to Amazon using AllDigital resources, plant and equipment.

49. Mr. Hemingway was working as a consultant for AllDigital competitor(s) during his employment with AllDigital, which is a violation of his agreement with AllDigital.

50. Defendants beached those agreements by creating hidden data tunnels to get AllDigital documents and software source code out of the company (one secure and encrypted pipe was to Amazon, one secure and encrypted pipe was to a competitor and a shared Dropbox where Mr. Hemingway was sending confidential AllDigital documents).

51. As a proximate cause of those breaches AllDigital has been damaged according to proof.

FOURTH CAUSE OF ACTION - INTENTIONAL INTERFERENCE WITH PROSPECTIVE ECONOMIC ADVANTAGE

(Against defendant David Hemingway and DOES 16 through 50)

52. AllDigital re-alleges and incorporates by reference herein paragraphs 1 - 19, 37 - 42 and 44-51 as though fully set forth and brought in this cause of action.

53. Mr. Hemingway and Does 16 through 50, knew of AllDigital’s ongoing business relationships with various existing and prospective customers, and knew of AllDigital’s marketing at the trade shows and otherwise to existing and prospective customers around the United States.

54. Mr. Hemingway was a key point of contact person with several of AllDigital’s clients. Separate and apart from the trade secret allegations, Mr. Hemingway did acts and omission that have impaired AllDigital’s business relationship with some of its customers. For example, for one, he told one of AllDigital’s largest customers that the company did not have the capacity to perform on a half a million dollar project.

55. Through Mr. Hemingway’s failure to support AllDigital, and through, among other things, his breach of the contract with AllDigital, Mr. Hemingway and Does 16 through 50, and each of them, intentionally interfered with plaintiffs prospective economic advantage from ongoing relationships with various existing and prospective customers throughout the United States. As a direct result of Mr. Hemingway and Does 16 through 50, actions and omissions, AllDigital has been damaged in an amount according to proof.

10 COMPLAINT

56. Mr. Hemingway and Does 16 through 50 actions and omissions were undertaken with malice and/or oppression, or with a conscious disregard of the rights of plaintiff, and, therefore, AllDigital is entitled to an award of exemplary and punitive damages against Mr. Hemingway and Does 16 through 50, and each of them, in an amount according to proof.

FIFTH CAUSE OF ACTION - NEGLIGENT INTERFERENCE WITH PROSPECTIVE ECONOMIC ADVANTAGE

(Against defendant David Hemingway and DOES 16 through 50)

57. AllDigital re-alleges and incorporates by reference herein paragraphs 1 - 19, 37 - 42, 44 -51 and 53 - 56 as though fully set forth and brought in this cause of action.

58. By failing to properly perform their obligations with AllDigital, Mr. Hemingway and Does 16 through 50, and each of them, negligently interfered with AllDigital’s existing business relationships with existing and prospective customers throughout the United States.

59. As a direct result of Mr. Hemingway and Does 16 through 50, negligent interference, AllDigital has been damaged in an amount according to proof.

SIXTH CAUSE OF ACTION - BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING

(Against Walpuck, Hemingway and Wilms)

60. AllDigital re-alleges and incorporates by reference herein paragraphs 1 - 19, 37 -42, 44 -51, 53-56 and 58 - 59 as though fully set forth and brought in this cause of action.

61. In every contract there is an implied covenant of good faith and fair dealing by each party not to do anything which will deprive the other parties of the benefits of the contract, and a breach of this covenant by failure to deal fairly or in good faith gives rise to an action for damages.

62. The covenant imposes on each party to the contract the duty to refrain from doing anything which would render performance of the contract impossible by any act of his own, and also the duty to do everything that the contract presupposes that each party will do to accomplish its purpose.

11 COMPLAINT

63. Defendants breached the implied covenant of good faith and fair dealing by interfering with or failing to cooperate with AllDigital in the performance of their contracts.

64. As a result of Defendants’ breaches, they are liable for all damages proximately resulting from the conduct and omission.

WHEREFORE, AllDigital prays for judgment as follows:

AS TO THE FIRST CAUSE OF ACTION

1. That this Court grant an injunction pursuant to the power granted it under Civil Code §3426.2(a), enjoining and restraining defendants and their agents, servants, and employees from directly or indirectly using AllDigital’s trade secrets;

2. That defendants be required to account to AllDigital for any and all profits derived by defendants from the use of AllDigital’s trade secrets;

3. That this Court award damages for actual loss against defendants in favor of AllDigital in the sums of at least $2,500,000.00 in lost profits by reason of defendants improper appropriation of AllDigital’s trade secrets;

4. That this Court award damages of $2,500,000.00 in reasonable royalties by reason of defendants improper appropriation of AllDigital’s trade secrets under Civil Code §§ 3426.2(b) and 3426.3(b);

5. That this court award, under Civil Code § 3426.3(c) exemplary damages against defendants and in favor of AllDigital by reason of defendants improper appropriation of AllDigital’s trade secrets;

6. That costs of this action be awarded AllDigital;

7. That AllDigital be awarded its reasonable attorney fees under Civil Code § 3426.4; and,

8. That this Court grant such other and further relief as it shall deem just.

12 COMPLAINT

AS TO THE SECOND CAUSE OF ACTION

1. That this Court award damages against defendants and in favor of AllDigital according to proof;

2. For interest at the legal or contractual rate per annum from the date of the breach.

3. That costs of this action be awarded AllDigital;

4. That AllDigital be awarded its reasonable attorney fees as provided by law or contract; and,

5. That this Court grant such other and further relief as it shall deem just;

AS TO THE THIRD CAUSE OF ACTION

1. For damages according to proof;

2. For interest at the legal or contractual rate per annum from the date of the breach;

3. For attorneys’ fees pursuant to law and/or contract;

4. For costs of suit incurred herein; and,

5. For such other and further relief as the Court deems just and proper.

AS TO THE FOURTH CAUSE OF ACTION

1. For compensatory damages according to proof.

2. Interest at the legal or contractual rate per annum from the date of the breach;

3. For exemplary and punitive damages in an amount according to proof.

4. For an award of reasonable attorney’s fees, witness fees, and costs incurred.

5. All other relief the Court deems just and proper.

AS TO THE FIFTH CAUSE OF ACTION

1. For compensatory damages according to proof;

2. For interest at the legal or contractual rate per annum from the date of the breach;

3. For exemplary and punitive damages in an amount according to proof;

4. For an award of reasonable attorney’s fees, witness fees, and costs incurred; and,

5. All other relief the Court deems just and proper.

AS TO THE SIXTH CAUSE OF ACTION

1. For damages according to proof;

2. For interest at the legal or contractual rate per annum from the date of the breach;

3. For attorneys’ fees pursuant to law and/or contract;

4. For costs of suit incurred herein; and,

5. For such other and further relief as the Court deems just and proper.

13 COMPLAINT

Dated: May 16, 2014	HENRICHS LAW FIRM, P.C.

/s/ John Henrichs
John Henrichs, attorneys for Plaintiff
AllDigital Holding, Inc.

DEMAND FOR JURY TRIAL

COME NOW Plaintiffs by and through their attorneys of record request that the present matter be set for jury trial.

Dated: May 16, 2014	HENRICHS LAW FIRM, P.C.

/s/ John Henrichs
John Henrichs, Attorneys for Plaintiff
AllDigital Holdings Inc.

14 COMPLAINT